Exhibit 10.1

DECLARATION OF TRUST

I, Iqbal Boga, hereby declare that the mineral claims described below and are held by me in trust and for the benefit of Press Ventures Inc. :

Tenure Number	Tenure Type	Map Number	Claim Name	Owner Name & %	Status	Expiry Date	Area
776842	Mineral	093F	TARA PROPERTY	Iqbal Boga; 100%	GOOD	May 20, 2011	462.22 ha.

Dated:  October 7, 2010

/s/ Iqbal Boga
Name: Iqbal Boga